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                                                                   Exhibit 10.5

                 DSP CEVA, INC. TECHNOLOGY TRANSFER AGREEMENT

   This DSP Ceva Technology Transfer Agreement (this "Agreement"), effective as of November 1, 2002 (the "Effective Date"), is entered into by and between Ceva, Inc. ("Ceva"), a Delaware corporation, and DSP Ceva, Inc. ("DSP Ceva"), a Delaware corporation and a wholly owned subsidiary of Ceva.

                                   RECITALS

   A. Ceva has received from DSP Group, Inc. ("DSPGI") certain assets and rights related to developing and licensing digital signal processing cores, and has assumed certain related obligations, pursuant to the Ceva, Inc. Technology Transfer Agreement between DSPGI and Ceva dated November 1, 2002 ("DSPGI Agreement")

   B. Ceva desires to assign and transfer such assets, rights, and obligations and DSP Ceva desires to and assume such assets, rights, and obligations from Ceva, in accordance with the terms and conditions set forth herein.

                                  AGREEMENTS

   Now, therefore, in consideration of the mutual covenants and the other terms and conditions contained herein, the parties hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

   In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

   SECTION 1.1. Party or Parties. "Party" or "Parties" shall mean DSP Ceva and/or Ceva, as applicable, including their respective permitted successors and assigns.

   SECTION 1.2. Transferred Assets. "Transferred Assets" small mean all assets, contracts and intellectual property rights assigned and transferred to Ceva by DSPGI under the DSPGI Agreement.

   SECTION 1.3. Other Terms. Except as expressly defined or otherwise modified herein, all capitalized terms in this Agreement shall have the same meanings as set forth in the DSPGI Agreement.

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                                  ARTICLE II.

                         ASSIGNMENT OF DSPGI AGREEMENT

   SECTION 2.1. Assignment of DSPGI Agreement. Ceva hereby assigns and transfers the DSPGI Agreement and all rights and obligations thereunder to DSP Ceva and DSP Ceva accepts such assignment and transfer. Ceva agrees to assume and shall assume all of the rights and obligations of Ceva set forth in the DSPGI Agreement, and DSP Ceva agrees to be bound and shall be bound by all the terms and conditions of the DSPGI Agreement as if DSP Ceva were an original party thereto. Assumption of the DSPGI Agreement by DSP Ceva will not affect Ceva's obligations thereunder.

   SECTION 2.2. Transfer of Assets. Ceva hereby irrevocably assigns and transfers to DSP Ceva, all of its right, title and interest throughout the world in and to the Transferred Assets.

   SECTION 2.3. Delivery. Upon the Effective Date, Ceva shall deliver to DSP Ceva (a) the tangible Other Transferable Assets, and (b) the copies of tangible embodiments of the Transferable Licensing IP, Third Party Licenses, employment agreements of Transferred Employees, intangible Other Transferable Assets, and Other Contracts, in each case as received from DSPGI.

   SECTION 2.4. No Additional Delivery Obligation. The Parties hereby acknowledge and agree that all Transferred Assets assigned or transferred hereunder will be transferred to DSP Ceva from Ceva and that the Transferring Entities have no additional obligation (other than the obligation to deliver such assets to Ceva in accordance with the DSPGI Agreement) to deliver any Transferred Assets directly to DSP Ceva hereunder.

   SECTION 2.5. Further Assurances. At any time and from time to time after the Effective Date, at the request of a Party, the other Party shall execute and deliver such written instruments and extend such other cooperation as may be necessary in the reasonable opinion of the other Party to effect, evidence, record or perfect any of the assignments, transfers and other rights set forth in this Agreement, including execution and acknowledgement of assignments and other instruments.

                                 ARTICLE III.

                                 MISCELLANEOUS

   SECTION 3.1. Relationship of Parties. Nothing contained in this Agreement shall be deemed to constitute either Party or any of its Affiliates the partner, agent, or legal representative of the other Party or its Affiliates or to create any fiduciary relationship for any purpose whatsoever. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall confer on either Party or any of its Affiliates any authority to act for, bind, or create or assume any obligation or responsibility on behalf of the other Party or its Affiliates.

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   SECTION 3.2. Notices.  All notices provided pursuant to this Agreement shall be delivered by personal delivery, overnight courier, or facsimile, and shall be deemed effective on the date on which delivery to the intended recipient of the notice was accomplished. Such notices shall be delivered to the following addresses:

   If to Ceva:                         If to DSP Ceva:


   SECTION 3.3. Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware (other than as to its laws of arbitration which shall be governed under the Arbitration Act (as defined in the Separation Agreement) or other applicable federal law pursuant to Section 8.10 of the Separation Agreement), irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. Any dispute by either Party arising out of or relating to this Agreement be finally settled in accordance with the procedures and terms set forth in Article VIII of the Separation Agreement.

   SECTION 3.4. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all previous communications, agreements, and understandings between the Parties relating to the subject matter hereof. Neither Party has entered into this Agreement in reliance upon any representation, warranty, or undertaking of the other Party that is not set out or referred to in this Agreement. If there is a conflict between this Agreement and the Separation and Distribution Agreement, the terms of this Agreement will govern

   SECTION 3.5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

   SECTION 3.6. Headings. The section or other headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. Unless otherwise stated, references to Sections herein are references to Sections hereof.

   SECTION 3.7. Amendments; Waivers. This Agreement may be amended, and the taking of any action required hereunder may be waived, by the written consent of each Party at the time such amendment or waiver is sought. No such waiver shall operate as a waiver of, or estoppel with respect to, any other action. No failure to exercise, and no delay in exercising, any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall single or partial exercise of any right, remedy, or power hereunder

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preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity. The waiver of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

   SECTION 3.8. Successors; No Assignment. Each Party agrees that it will not assign, sell, delegate, or otherwise transfer, whether voluntarily or involuntarily, any right or obligation under this Agreement, provided, however, that either Party ("Assigning Party") may assign, sell, delegate and otherwise transfer this Agreement, together with all of the Assigning Party's rights and obligations hereunder without such approval in connection with a merger, reorganization, reincorporation into another state, or sale of all, or substantially all, of such Party's business and assets relating to this Agreement, if the assignee agrees to be bound by all of the terms and conditions of this Agreement to the same extent as the Assigning Party. Any purported assignment, sale, delegation or other transfer in violation of this
Section 3.8 shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

   SECTION 3.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

   SECTION 3.10. Recovery of Costs and Attorney's Fees. In any legal action, or other proceeding brought to enforce or interpret the terms of this Agreement, the substantially prevailing Party shall be entitled to reasonable attorney's fees and any other costs incurred in that proceeding in addition to any other relief to which it is entitled.

   SECTION 3.11. Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties (including their permitted successors and assigns), and not for the benefit of any Third Party, except that DSPGI shall be a beneficiary of DSP Ceva's agreement to be bound by the terms and conditions of the DSPGI Agreement.

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   IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized Representatives as of the day and year first written above.

CEVA, INC.                              DSP CEVA, INC.

By: /s/ Yaniv Arieli                    By: /s/ Gideon Wertheizer
   --------------------------------        ----------------------------------
   Yaniv Arieli                            Gideon Wertheizer
   Chief Financial Officer                 Chief Executive Officer

Date  _____________________________     Date  _______________________________


Consent of DSP Group, Inc.

   DSP Group, Inc. hereby consents and agrees to this Agreement and all assignments and transfers contemplated hereunder.

Acknowledged and agreed:

DSP GROUP, INC.

By: /s/ Eliyahu Ayalon
   --------------------------------
   Eliyahu Ayalon
   Chief Executive Officer

Date_______________________________

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